Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended September			Year-to-Date September
	2009	2008	Change	2009	2008	Change

Consolidated Earnings Per Share– As Reported (See Notes)	$0.99	$1.01	$(0.02)	$1.77	$2.02	$(0.25)
Significant Factors:
Traditional Operating Companies			-			(0.09)
Southern Power			0.01			-
Parent Company and Other			-			(0.11)
Additional Shares			(0.03)			(0.05)
Total–As Reported			$(0.02)			$(0.25)

	Three Months Ended September			Year-to-Date September
	2009	2008	Change	2009	2008	Change

Consolidated Earnings Per Share– Excluding Items (See Notes)	$0.99	$1.01	$(0.02)	$2.02	$2.11	$(0.09)
Total–As Reported			(0.02)			(0.25)
Leveraged Lease Adjustment			-			(0.09)
MC Asset Recovery Litigation Settlement			-			0.25
Total–Excluding Items			$(0.02)			$(0.09)

Notes
- For the three months and nine months ended September 30, 2009 and 2008, diluted earnings per share are not more than 1 cent per share and are not material.

-    The charge related to Southern Company's tax treatment of investments in leveraged leases significantly impacted the presentation of earnings and earnings per share for the nine months ended September 30, 2008, and such charges related to these investments are not expected to occur in the future.

-    The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the nine months ended September 30, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.